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                                                                     EXHIBIT 4.1

                               STANDARD & POOR'S
                    A DIVISION OF THE MCGRAW-HILL COMPANIES
                                   J.J. KENNY
                                  65 BROADWAY
                           NEW YORK, N.Y. 10006-2551
                            TELEPHONE (212) 770-4422
                                FAX 212/797-8681

FRANK A. CICCOTTO, JR.
VICE PRESIDENT
TAX-EXEMPT EVALUATIONS

                                                                  AUGUST 8, 1997

MERRILL LYNCH PIERCE FENNER & SMITH INCORPORATED
DEFINED ASSET FUNDS
P.O. BOX 9051
PRINCETON, NJ 08543-9051

THE CHASE MANHATTAN BANK
UNIT INVESTMENT TRUST DIVISION
4 NEW YORK PLAZA--6TH FLOOR
NEW YORK, NY 10004

RE: MUNICIPAL INVESTMENT TRUST FUND, AMT MONTHLY PAYMENT SERIES--100, DEFINED
    ASSET FUNDS

Gentlemen:

     We have examined the Registration Statement File No. 33-48867 for the above captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

     In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our KENNYBASE database as of the date of the Evaluation Report.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          FRANK A. CICCOTTO, JR.
                                          Vice President